ALPHASTREAM

CAPITAL MANAGEMENT, LLC

XI.

CODE OF ETHICS

CODE OF ETHICS

A.

Introduction

This is the Code of Ethics (the “Code”) of AlphaStream Capital Management, LLC (the "Company" or the “Firm”).  The Company’s Policies on Insider Trading and Personal Securities Transactions are included in the Code.

Things You Need to Know to Use This Code:

1.

Terms in boldface under “Item C. Definitions” of this section have special meanings as used in this Code.  To understand the Code, you need to read the definitions of these terms.

2.

There are three Reporting Forms that an Associated Person must complete under this Code. Additional information on, and copies of, these Reporting Forms is included below.  You can also get copies of the Reporting Forms from the CCO.

3.

The CCO has the authority to grant written waivers of the provisions of this Code in appropriate instances.  However:

a.

the Company expects that waivers will be granted only in rare instances, and

b.

some provisions of the Code that are mandated by law cannot be waived.

4.

For purposes of this Code, all shareholders or other beneficial owners of the Company are considered an Associated Person of the Company.

5.

The CCO will review the terms and provisions of this Code at least annually and make amendments as necessary.  Any amendments will be distributed to all Associated Persons of the Company, and shall require each Associated Person to provide in writing their receipt, understanding and acceptance of the change(s).

6.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CCO.  Please do not guess at the answer.

B.

General Principles

The Company is a fiduciary for its investment advisory clients. Because of this fiduciary relationship, it is generally improper for the Company or its employees to:

1.

use for their own benefit (or the benefit of anyone other than the client) information about the Company’s trading or recommendations for client accounts; or

2.

take advantage of investment opportunities that would otherwise be available for the Company’s clients.

Also, as a matter of business policy, the Company wants to avoid even the appearance that the Company, its employees or others receive any improper benefit from information about client trading or accounts or from our relationships with our clients or with the brokerage community.

The Company expects all employees to comply with the spirit of the Code, as well as the specific rules contained in the Code.

The Company treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Company may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of the trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

Improper trading activity can constitute a violation of this Code. However, you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

C.

Definitions

These terms have special meanings in this Code of Ethics:

1.

Supervised Person.  This term includes directors, officers and partners of the Company, as well as any other person occupying a similar status or performing similar functions.  The Company may also include in this category temporary workers, consultants, independent contractors and anyone else designated by the CCO.  For purposes of the Code, such ‘outside individuals’ will generally only be included in the definition of a supervised person if their duties include access to certain types of information, which would put them in a position of sufficient knowledge to necessitate their inclusion under the Code.  The CCO shall make the final determination as to which of these are considered supervised persons.

2.

Access Person.  All Access Persons are also Supervised Persons.  An Access Person is (i) one who has access to nonpublic information regarding any client’s purchase or sale of securities, is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic, (ii) each member of the Family/Household (as defined below) of such person that is directly employed by the Company, and (iii) each person to whom such person contributes support.  All of the Company’s directors, officers, and partners are presumed to be access persons.

3.

Associated Person.  For purposes of this Code, all Supervised Persons and Access Persons are collectively referred to as ‘Associated Persons’.

4.

Advisory Client.  Any person to whom or entity to which the Company serves an investment adviser, renders investment advice or makes any investment decisions for a fee is considered to be a client.

5.

Beneficial Ownership.  Means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities.   Beneficial Ownership is a very broad concept.

6.

Chief Compliance Officer.   Stephen Marsh, or another person that is designated to perform the functions of CCO when he is not available.  For purposes of reviewing the CCO's own transactions and reports under this Code, the functions of the CCO are performed by Robert Tymoczko.

7.

Covered Securities.    Means anything that is considered a "security" under the Investment Company Act of 1940, except:

a.

Direct obligations of the U.S. Government.

b.

Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

c.

Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds).

This is a very broad definition of security.  It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

•

Exchange traded funds;

•

Options on securities, on indexes and on currencies;

•

Investments in all kinds of limited partnerships;

•

Investments in foreign unit trusts and foreign mutual funds; and

•

Investments in private investment funds and hedge funds.

If you have any questions or doubt about whether an investment is considered a security or a Covered Security under this Code, ask the CCO.

8.

Non-Reportable Securities.  Specifically exempt from the definition of Covered Securities are: treasury securities; bank certificates of deposits, commercial paper, etc.; money market fund shares; shares of open-end mutual funds that are not advised or sub-advised by the Company; and units of a unit investment trust (“UIT”) if the UIT is invested exclusively in unaffiliated mutual funds.

9.

Members of your Family/Household Include:

a.

Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

b.

Your children under the age of 18.

c.

Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support).

d.

Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

D.

Guidelines for Professional Standards

All Associated Persons must at all times reflect the professional standards expected of those engaged in the investment advisory business, and shall act within the spirit and the letter of the federal, state and local laws and regulations pertaining to investment advisers and the general conduct of business.  These standards require all personnel to be judicious, accurate, objective and reasonable in dealing with both clients and other parties so that their personal integrity is unquestionable.

1.

All Associated Persons are required to report any violation of the Code, by any person, to the CCO or other appropriate person of the Company immediately.  Such reports will be held in confidence.

2.

Associated persons must place the interests of Advisory Clients first.  All Associated Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Company's Advisory Clients.  In addition, Associated Persons must work diligently to ensure that no client is preferred over any other client.

3.

All Associated Persons are naturally prohibited from engaging in any practice that defrauds or misleads any client, or engaging in any manipulative or deceitful practice with respect to clients or securities.

4.

No Associated Person may serve on the board of directors of any publicly traded company without prior written permission by the CCO, or other appropriate personnel.

5.

Associated persons must conduct all personal securities transactions in full compliance with this Code.  Doubtful situations always should be resolved in favor of Advisory Clients and in cooperation with the CCO. Technical compliance with the Code's provisions shall not automatically insulate from scrutiny any securities transactions or actions that could indicate a violation of the Company's fiduciary duties.

6.

Personal transactions in securities by Associated Persons must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Company’s clients.  Likewise, Associated Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with the Company at the expense of clients, or that otherwise bring into question the person’s independence or judgment.

7.

Associated persons are prohibited from accepting compensation for services from outside sources without the specific prior written permission of the CCO or other appropriate personnel.

8.

When any Associated Person faces a conflict or potential conflict between their personal interest and the interests of clients, they are required to immediately report the conflict to the CCO for instruction regarding how to proceed.

9.

The recommendations and actions of the Company are confidential and private matters.  Accordingly, the Company has adopted a Privacy Policy to prohibit the transmission, distribution or communication of any information regarding securities transactions in client accounts or other non-public information, except to broker/dealers or other bona fide service providers in the ordinary course of business.  In addition, no information obtained during the course of employment regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with the Company, without the prior written approval of the CCO.

E.

Personal Trading Policies

1.

General Information.  The following policies and procedures apply to all accounts owned or controlled by an Associated Person, those accounts owned or controlled by members of the Associated Person’s immediate family, including any relative by blood or marriage living in the same household, and any account in which the Associated Person has any beneficial interest, such as a trust account, certain investment pools in which you might participate, and certain accounts that others may be managing for you.  These accounts are collectively referred to as “covered accounts”.  Any account in question should be addressed with the CCO immediately to determine if it is a covered account.

2.

Reporting Requirements.  You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.  Copies of all reporting forms may be obtained from the CCO.

a.

Initial Holdings Reports.  No later than 10 calendar days after you become an employee (or within 10 days of the adoption of this Code if you were already an employee at the time of its adoption), you must file an Initial Holdings Report with the CCO.  See Exhibit “A’.

The Initial Holdings Report requires you to list all brokerage accounts and securities owned or controlled by you, or members of your Family/Household.  It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you became an employee (or on the date this Code was adopted, if you were already an employee on such date).

Each Associated Person must notify the CCO of any updates or changes to his or her covered accounts within 10 days of such update or change.

The Initial Holdings Report also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household.

b.

Quarterly Transaction Reports.  No later than 30 calendar days after the end of March, June, September and December each year, you must file a Quarterly Transaction Report with the CCO.  See Exhibit “B”.

The Quarterly Transaction Report requires you to list all transactions during the most recent calendar quarter in Covered Securities in which you (or a member of your Family/Household) had Beneficial Ownership.  It also requires you to list all brokers, dealers and banks where you or a member of your Family/Household established an account in which any securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of your Family/Household.

c.

Annual Holdings Reports.  By January 31st of each year, you must file an Annual Holdings Report with the CCO.  The Annual Holdings Report requires you to list all Covered Securities in which you (or a member of your Family/Household) had Beneficial Ownership as of December 31st of the prior year.  It also requires you to list all brokers, dealers and banks where you or a member of your Family/Household maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on December 31st of the prior year.

The Annual Holdings Report also requires you to confirm that you have read and understand this Code, have complied with its requirements, and that you understand that it applies to you and members of your Family/Household.

3.

Exemptions from Reporting

a.

Non-reportable securities.  Rule 204A-1 specifically excludes the following from the definition of Covered Securities:

(i)

Direct Obligations of the US Treasury;

(ii)

Bankers’ acceptance, Certificates of deposit, commercial paper, and the like;

(iii)

Money market fund shares;

(iv)

Shares of open end mutual funds, as long as the Company nor any affiliate serves as the adviser or sub-adviser to the fund;

(v)

Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or sub-advised by the Company.

4.

Restricted List.  Certain transactions in which the Company engages may require, for either business or legal reasons that any client accounts or proprietary accounts do not trade in certain securities for specified time periods.  A security will be designated as “restricted” if the Company is involved in a transaction that places limits on the aggregate position held by the accounts in that security, or if trading in a security should be restricted for any other reason.  The Company’s “restricted list” will be maintained by the CCO.  It generally will not be circulated. It is the employee’s responsibility to determine whether a security is on the Company’s restricted list prior to the execution of any security transactions.

5.

Principal Transactions.  Neither the Company nor an employee may engage in principal transactions between a proprietary account and a client account without first obtaining the prior written approval of the CCO and the consent of the client.

6.

Private Placements.  No Employee may acquire, directly or indirectly, beneficial ownership of any security in a private placement without the prior approval of the CCO.  A Personal Securities Trading Request Form should be used for this purpose (See Exhibit “D”).  The CCO shall promptly notify the employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the employee.

7.

Initial Public Offerings.  No employee may acquire, directly or indirectly, beneficial ownership of any security in an initial public offering without the prior approval of the CCO.  A Personal Securities Trading Request Form submitted for this purpose should be submitted to the CCO before the Employee places an indication of interest in the initial public offering with a broker (See Exhibit “D”).  The CCO shall promptly notify the employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the employee.

8.

Manipulative Practices.  Section 9(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others.  Rule 10b-5 under the Exchange Act has been interpreted to proscribe the same type of trading practices in OTC securities.

The thrust of these prohibitions against manipulative trading practices is that no employee should, alone or with others, for either a client account or a proprietary account:

(i)

engage in trading or apparent trading activity for the purpose of inducing purchases or sales by others; or

(ii)

engage in trading or apparent trading activity for the purpose of causing the price of a security to move up or down, and then take advantage of such price movement by buying or selling at such “artificial” price level.

Of course, buy or sell programs may cause stock prices to rise or fall, and price changes resulting from supply and demand factors are not prohibited.  Rather, Section 9 below prohibits activity where there is a purpose to affect the price of a security artificially through trading or apparent trading, not where such change is an incidental result of a change in supply, demand, or in the intrinsic value of a security.

9.

Client Priority.  Clients must always receive the best price, in relation to employees, on same day transactions. Employees of the Company must first give priority on all purchases and sales of securities to the Company’s clients, prior to the execution of transactions for their proprietary accounts, and personal trading must be conducted so as not to conflict with the interests of a client.  While the scope of such actions cannot be exactly defined, they would always include each of the following prohibited situations:

a.

contemporaneously purchasing the same securities as a client without making an equitable allocation of the securities to the client first, on the basis of such considerations as available capital and current positions, and then to the account of the employee;

b.

knowingly purchasing or selling securities, directly or indirectly, in such a way as to personally injure a client’s transactions;

c.

using knowledge of securities transactions by a client to profit personally, directly or indirectly, by the market effect of such transactions; and

d.

giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a client account, except to the extent necessary to effectuate such transactions.

10.

Case-by-Case Exemptions.  Because no written policy can provide for every possible contingency, the CCO may consider granting additional exemptions from the Prohibitions on Trading on a case-by-case basis. Any request for such consideration must be submitted by the covered person in writing to the CCO.  Exceptions will only be granted in those cases in which the CCO determines that granting the request will create no actual, potential or apparent conflict of interest.  All exceptions will be granted in writing.

11.

Review of Personal Trading Information.  All confirmations, statements and other information regarding personal securities transactions and personal account holdings will be reviewed at least quarterly to monitor compliance with this policy.  Such reviews will be conducted by the CCO or a designee that shall report the findings of the review to the CCO with documentation to substantiate the review maintained in the Company’s compliance files.  The Company reserves the right to require any employee to reverse, cancel or freeze, at the employee’s expense, any transaction or position in a specific security if the Company believes the transaction or position violates its policies or appears improper.  The Company will keep all such information confidential except as required to enforce this policy or to participate in any investigation concerning violations of applicable law.

12.

Pre-Clearance for Personal Securities Transactions

a.

No trading transactions for proprietary accounts may be effected without the prior approval of the CCO, and any transaction may be cancelled at the end of the day by the CCO and the trade allocated to a client account if determined by the CCO to be required.  A Personal Securities Trading Request Form should be used for this purpose in the Form attached to this policy as Exhibit “D”.  The CCO shall promptly notify the employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the employee.  Notification of approval or denial to trade may be verbally given; however, it shall be confirmed in writing by indicating such action on the Personal Securities Trading Request Form and returning it to the employee within 24 hours of the verbal notification.

b.

When any employee recommends that a security be bought or sold for a client account, such employee must disclose to the CCO if a position in that security is then held in the employee’s proprietary account.  The CCO may restrict such Employee from buying or selling the position from any proprietary account until a specified period of time after the orders for client accounts have been filled and there is no buying or selling program in progress.

F.

Insider Trading

The purpose of these policies and procedures (the “Insider Trading Policies”) is to educate our Associated Persons regarding insider trading, and to detect and prevent insider trading by any person associated with the Company.  The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

1.

Prohibited Activities.   All Associated Persons of the Company, including contract, temporary, or part-time personnel, or any other person associated with the Company are prohibited from the following activities:

a.

trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities; or

b.

communicating material, non-public information about the issuer of any securities to any other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

2.

Reporting of Material, Non-Public Information.  Any Associated Person who possesses or believes that she or he may possess material, non-public information about any issuer of securities must report the matter immediately to the CCO.  The CCO will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

3.

Definitions

a.

Material Information.  “Material information” generally includes:

b.

any information that a reasonable investor would likely consider important in making his or her investment decision; or

c.

any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include the following:  dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

d.

Non-Public Information.  Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information.  For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

e.

Insider Trading.  While the law concerning “insider trading” is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

f.

Insiders.  The concept of “insider” is broad, and includes all employees of a company.  In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes.  Any person associated with the Adviser may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.

4.

Penalties for Insider Trading.  The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

a.

civil injunctions

b.

jail sentences

c.

revocation of applicable securities-related registrations and licenses

d.

fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

e.

fines for the employee or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

f.

In addition, the Company’s management will impose serious sanctions on any person who violates the Insider Trading Policies.  These sanctions may include suspension or dismissal of the persons involved.

G.

Sanctions

All disciplinary responses to violations of the Code shall be administered by the Chief Compliance Officer. Determinations regarding appropriate disciplinary responses will be administered on a case-by-case basis.

H.

Certification

Upon the Company’s adoption of this Code  and annually thereafter, all Associated Persons are required to certify in writing his or her understanding and continuing acceptance of, as well as agreement to abide by, the guidelines and polices set forth herein.  Additionally, any change or modification to the Code will be distributed to all Associated Persons and they will be required to certify in writing their receipt, understanding and acceptance of the change(s).

Section XI

Code of Ethics

ALPHASTREAM

CAPITAL MANAGEMENT, LLC

AGREEMENT TO ABIDE BY CODE OF ETHICS

This agreement is entered into by and between AlphaStream Capital Management, LLC (the “Company”) and the employee whose name and signature is represented below (the “Employee”).

By signing this agreement, the Employee acknowledges that:

1.

He or she has received a copy of the Company’s Code of Ethics;

2.

He or she has read and understands the information contained in the Code of Ethics; and,

3.

He or she will abide by the Code of Ethics and any subsequent amendments thereto.

To meet the disclosure requirements of SEC Rule 206(4)-4 under the Advisers Act, I further certify that I have disclosed all legal and disciplinary events for which I am, or have been, personally involved, including information regarding any actions or fines by any Self-Regulatory Organization.

To comply with the personal securities transactions reporting policy and the Company’s Code of Ethics, I further certify that I have complied with the reporting requirements of the policy and code of ethics.

____________________________                      ____________________

Employee – Please Print                                         Date

____________________________

Signature

Section XI

Code of Ethics

ALPHASTREAM

CAPITAL MANAGEMENT, LLC

Exhibit “A”

INITIAL HOLDINGS FORM

To:

Chief Compliance Officer, AlphaStream Capital Management, LLC

From:  ______________________________________________

(Access Person/Associate)

Re:  Report of Personal Securities Holdings:

As of ______________, 200___, I hold the following securities:

Date

Security

Bought/Sold

# Shares

Price

Broker

[Use additional sheet if necessary]

As of _______________, 200___, I do not have any direct or indirect Beneficial Ownership in any securities.  Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify AlphaStream Capital Management, LLC’s designated CCO if I open such an account so long as I am employed by AlphaStream Capital Management, LLC.

Signed: _____________________________   Date: ______________________

Report reviewed by: ___________________   Date: ______________________

Section XI

Code of Ethics

ALPHASTREAM

CAPITAL MANAGEMENT, LLC

Exhibit “B”

QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT

To:

Chief Compliance Officer, AlphaStream Capital Management, LLC

From:  ______________________________________________

(Access Person/Associate)

Re:  Report of Personal Securities Transactions pursuant to Rule 204-2(a)(12) of the Investment Advisers Act:

During the quarter ending ______________, I have purchased/sold the following securities:

Date

Security

Bought/Sold

# Shares

Price

Broker

[Use additional sheet if necessary]

______ During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest.  Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.

______ During the above period, I have not opened any personal securities brokerage account that I have not disclosed to AlphaStream Capital Management, LLC.

_____ I do not currently have a personal securities brokerage account.  However, I agree to promptly notify AlphaStream Capital Management, LLC if I open such an account so long as I am employed by AlphaStream Capital Management, LLC.

Signed: ____________________________   Date: ______________________

Report reviewed by: _________________   Date: ______________________

Section XI

Code of Ethics

ALPHASTREAM

CAPITAL MANAGEMENT, LLC

Exhibit “C”

ANNUAL HOLDINGS FORM

To:

Chief Compliance Officer, AlphaStream Capital Management, LLC

From:  ______________________________________________

(Access Person/Associate)

Re:  Report of Personal Securities Holdings:

As of ______________, 200_____, I have already disclosed securities accounts maintained by me or by any member of my immediate family or household to AlphaStream Capital Management, LLC and any new account information is attached to the back of this certificate.

As of _______________, 200_____, I do not have any direct or indirect Beneficial Ownership in any securities.  Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify AlphaStream Capital Management, LLC if I open such an account so long as I am employed by AlphaStream Capital Management, LLC.

Signed: _____________________________   Date: ______________________

Report reviewed by: ___________________   Date: ______________________

Section XI

Code of Ethics

ALPHASTREAM

CAPITAL MANAGEMENT, LLC

Exhibit “D”

PERSONAL SECURITIES TRADING REQUEST FORM

Name:

_____________________________________

Details of Proposed Transaction

Circle One	Purchase / Sale
Date of Transaction
Indicate Name of Issuer and Symbol
Type of Security (e.g., Note, Common Stock, Preferred Stock)
Quantity of Shares or Units
Price Per Share/Units
Approximate Dollar Amount
Account for Which Transaction will be Made
Name of Broker

Date of Request:

_______________________

You  may /  may not execute the proposed transaction described above.

Authorized Signature

Date of Response:

_______________________

Section XI

Code of Ethics

ALPHASTREAM

CAPITAL MANAGEMENT, LLC

ANNUAL CERTIFICATION OF COMPLIANCE

WITH THE COMPANY'S

PERSONAL SECURITIES TRANSACTIONS DISCLOSURE AND CODE OF ETHICS

I certify that during the year ended as of the date written below, in accordance with AlphaStream Capital Management, LLC’s policies and procedures on Personal Securities Transactions and the Company’s Code of Ethics:

1.

I have fully disclosed all securities holdings in which I have, or a member of my immediate family has, a beneficial interest.

2.

I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3.

I have complied with the Code of Ethics in all other respects.

_____________________________________________

Signature

_____________________________________________

Print Name

Dated: _________________________________, 200___

Section XI

Code of Ethics